Notice of 2001
                         Annual Meeting of Shareholders
                              and Proxy Statement


December 8, 2000



Dear Shareholder:

     You are cordially invited to attend the 2001 annual meeting of shareholders. The meeting will be held at the corporate offices of Sawtek Inc., 1818 South Highway 441, Apopka, Florida, on Tuesday, January 30, 2001, starting at 10:00 a.m.

     The notice of the meeting and the Proxy Statement on the following pages covers the formal business of the meeting, which includes the election of the directors, a proposal to amend the Sawtek Inc. Second Stock Option Plan, and a proposal to amend the Sawtek Inc. Stock Option Plan for Acquired Companies.

     Following the business session, Kimon Anemogiannis, our President and Chief Executive Officer, will report on current operations and on our plans. Following these reports, there will be an open discussion period during which your questions and comments will be welcome. We hope you will be able to join us.

Cordially,



Steven P. Miller
Chairman of the Board of Directors

                    Notice of Annual Meeting of Shareholders


TO THE HOLDERS OF COMMON STOCK OF SAWTEK INC.


     The annual meeting of shareholders of Sawtek Inc. will be held at the corporate offices of Sawtek Inc., 1818 South Highway 441, Apopka, Florida 32703, on Tuesday, January 30, 2001, starting at 10:00 a.m. for the following purposes:

     1. To elect directors.

     2. To consider and act upon a proposal to amend the Sawtek Inc. Second Stock Option Plan. 3. To consider and act upon a proposal to amend the Sawtek Inc. Stock Option Plan for Acquired Companies. 4. To transact such other business as may properly come before the meeting.

     Holders of Common Stock of record at the close of business on December 8, 2000, will be entitled to vote at the meeting.

By order of the Board of Directors



                                    WILLIAM A. GRIMM
                                    Secretary

Apopka, Florida
December 8, 2000


--------------------------------------------------------------------------------

                                IMPORTANT NOTICE

                  To assure your representation at the meeting,
           please complete, date, sign, and mail promptly the enclosed proxy for which a return envelope is provided.
--------------------------------------------------------------------------------

Notice of Annual Meeting of Shareholders to be held Tuesday, January 30, 2001

General Information
-------------------
     The accompanying proxy is solicited by the Board of Directors of the Company. A shareholder may revoke their proxy at any time prior to the time it is voted at the meeting by filing with the Secretary of the Company a written notice of revocation, by duly executing and delivering a subsequent proxy bearing a later date, or by attending the meeting and voting in person.

     The record date for shareholders entitled to vote at the meeting is December 8, 2000.

     The Company has only one class of outstanding shares, namely Common Stock, par value $.0005 per share, of which there were 42,590,954 shares outstanding on the record date and 131 holders of record. Many shareholders hold their shares in "street name." The Company believes it has more than 20,000 beneficial owners of its Common Stock. Each share is entitled to one vote.

     The shares represented by each valid proxy will be voted at the meeting or any adjournment thereof, and, if a choice is specified in the proxy, the shares will be voted in accordance with such specification. If no vote is specified, the shares will be voted as set forth in the accompanying proxy. The election of directors, a proposal to amend the Sawtek Inc. Second Stock Option Plan, and a proposal to amend the Sawtek Inc. Stock Option Plan for Acquired Companies, each require a majority of the votes cast. With respect to abstentions, shares are considered present at the meeting for a particular proposal, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to shares held in brokerage accounts, shares which are not voted by the broker are not considered present at the meeting for the particular proposal.

     So far as the directors of the Company are aware, no matters will be presented to the meeting for action on the part of the shareholders other than those stated above. If any other matter is properly brought before the meeting, it is the intention of the persons named in the proxy to vote the shares to which the proxy relates in accordance with their best judgment.

     The cost of soliciting proxies will be borne by the Company. Officers and employees may, by letter, telephone, or in person, make additional requests for the return of proxies. The Company will reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses incurred in connection with such solicitation. The Company may also retain a proxy service to aid in the solicitation of proxies. This Proxy Statement, the accompanying proxy, and a copy of the Company's Annual Report for the year ended September 30, 2000, are being mailed to shareholders commencing on December 11, 2000.

Shareholder Item #1
Election of Directors

     All of the members of the Company's Board of Directors are elected annually at the annual meeting of shareholders. The five members are Steven P. Miller, Neal J. Tolar, Robert C. Strandberg, Bruce S. White, and Willis C. Young, and each of them are standing for re-election. In accordance with the Bylaws of Sawtek Inc., all directors hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Vacancies may be filled by the remaining directors.

     The authorized number of directors is presently set at six. The Board will begin a search in 2001 to fill the Board seat vacated by Gary A. Monetti, who resigned on November 14, 2000. From time to time, the Board considers potential candidates and, as an appropriate candidate is identified, the Board will consider increasing the number of directors.

     The persons named in the accompanying proxy will vote in favor of electing the nominees to serve for the terms identified above, unless otherwise specified in the proxy. If any nominee shall become unavailable for election, the proxies will be voted for the election of such persons, if any, as shall be designated by the Board of Directors.

     None of the nominees nor any of the incumbent directors is related to any other nominee or director or to any executive officer of the Company or its subsidiaries by blood, marriage or adoption.

     Biographical summaries of the nominees and of the continuing directors appear on the following pages and data with respect to the number of shares of the Company's Common Stock beneficially owned by them as of October 31, 2000, are set forth in the table on pages 30-31.

     The Board of Directors recommends a vote in favor of each named nominee. The affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy, a quorum being present, is necessary to approve the election of the nominees for director.

Board of Directors
------------------

Steven P. Miller
----------------
     Mr. Miller, 52, co-founded the Company, has served as a Director since 1979, Chief Executive Officer from 1986 to September 30, 1999, Chairman since February 1996 and President from 1979 to April 1997. He stepped down from day-to-day operations on September 30, 1999. Prior to joining the Company, he was Manager of the SAW Device Engineering and Development Laboratory at Texas Instruments Incorporated ("TI"), an electronics manufacturer. He joined TI in 1969. Mr. Miller has a B.S. degree in Electrical Engineering from the South Dakota School of Mines and Technology.

Neal J. Tolar
-------------
     Dr. Tolar, 59, co-founded the Company and has served as Senior Vice President and Chief Technical Officer from June 1995 to September 30, 1999 and a Director since 1979. He stepped down from the day-to-day operations on September 30, 1999. He served as Vice President-Operations and Engineering from 1979 to June 1995. Prior to joining the Company, he was a member of the technical staff in the RF Technology Group of the Corporate Research Laboratory at TI. He joined TI in 1967. Dr. Tolar has a B.S. degree in Ceramic Engineering from Mississippi State University and a Ph.D. in Ceramic Engineering from the University of Utah.

Robert C. Strandberg
--------------------
     Mr. Strandberg, 43, has been a Director of the Company since October 1995. Mr. Strandberg was the President and CEO of PSC Inc., a manufacturer of bar code readers, from June 1997 to August 2000 and served as Executive Vice President from November 1996 to June 1997. Mr. Strandberg is also a Director of Merix Corporation. From May 1996 to October 1996, he was self-employed as a business consultant. From September 1991 to April 1996, Mr. Strandberg was the Chairman of the Board of Directors, President and Chief Executive Officer of Datamax International Corporation, a manufacturer of bar code printers. From 1988 to 1991, he was Vice President-Finance of Datamax. From 1986 to 1988, he worked for GTECH, a lottery management company, in the areas of finance and strategic planning. Mr. Strandberg has a B.S. degree in Operations Research and Industrial Engineering from Cornell University and an M.B.A. degree from Harvard Graduate School of Business Administration.

Bruce S. White
--------------
     Mr. White, 67, has been a Director of the Company since April 1996. Mr. White was a Corporate Vice President of AVNET Inc., a distributor of electronic components from January 1996 to January 1998 and the President of the Penstock Division of AVNET Inc. from July 1994 to January 1998. From 1974 to July 1994, Mr. White was the President and Chief Executive Officer of Penstock Inc., a company he founded to distribute RF and microwave components. He is now retired. AVNET is a distributor of certain products manufactured by Sawtek. Mr. White has a B.A. degree in Mathematics from Colgate University and a B.S. and M.S. degree in Electrical Engineering from Michigan State University.

Willis C. Young
---------------
     Mr. Young, 59, has been a Director of the Company since February 1996. Mr. Young was a Senior Partner of the Atlanta office of BDO Seidman, LLP, an international accounting and consulting firm, from January 1996 to June 2000. He is now retired. From April 1995 to December 1995, Mr. Young was the Chief Financial Officer for Hayes Microcomputer Products, Inc., a manufacturer of modems and communication equipment, where he was engaged to assist in the implementation of Hayes' restructuring in bankruptcy. From 1965 to March 1995, Mr. Young held various positions with BDO Seidman, LLP, and from 1988 to March 1995 he was a Vice Chairman and a member of the Executive Committee. Mr. Young has a B.S. degree in Accounting from Ferris State University. He is a Certified Public Accountant.

Executive Officers
------------------
         The current executive officers of the Company are as follows:


              Name                 Age                Position
              ----                 ---                --------
Kimon Anemogiannis                  38    President and Chief Executive Officer
                                           and Chief Operating Officer

Raymond A. Link                     46    Senior Vice President-Finance,
                                           Treasurer and Chief Financial Officer

Brian P. Balut                      35    Vice President-Sales and Marketing

John K. Bitzer                      50    Vice President-Operations Support

Azhar Waseem                        47    Vice President-Operations


Kimon Anemogiannis
------------------
     Dr. Anemogiannis, 38, joined Sawtek in July 1995 as Director of Engineering and was promoted to Vice President-Engineering in April 1998, Vice President-Operations in 1999, President and Chief Operating Officer, October 1, 1999, and President and Chief Executive Officer, effective November 14, 2000. Prior to joining Sawtek, Dr. Anemogiannis was in various engineering positions for the surface acoustic wave (SAW) group at Siemens Matsushita based in Munich, Germany from August 1986 to July 1995. Dr. Anemogiannis has a M.S. degree and a Ph.D. degree in Electrical Engineering from the Technical University of Munich and he is fluent in English, German and Greek.

Raymond A. Link
---------------
     Mr. Link, 46, joined the Company in September 1995 as Vice President-Finance and Chief Financial Officer and was promoted to Senior Vice President and Chief Financial Officer, effective October 1, 1999. From 1987 to September 1995, Mr. Link was Vice President-Finance and Chief Financial Officer of Hubbard Construction Company, a heavy/highway construction company. From 1980 to 1987, he was with Harris Corporation, a manufacturer of electronic communication equipment, in various financial capacities. Mr. Link has a B.S. degree from the State University of New York at Buffalo and an M.B.A. degree from the Wharton School at the University of Pennsylvania. He is a Certified Public Accountant.

Brian P. Balut
--------------
     Mr. Balut, 35, joined Sawtek in October 1994 as a Sales Manager, was promoted to Director of Sales and Marketing in November 1996 and was promoted to Vice President-Sales and Marketing in September 1998. From 1987 to 1994, Mr. Balut was in various sales, marketing and engineering positions with REMEC, a manufacturer of electronic components. Mr. Balut has a B.S. degree in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. degree from Rollins College.

John K. Bitzer
--------------
     Mr. Bitzer, 50, joined Sawtek in August 1991 as Director of Operations Support and was promoted to Vice President-Operations Support in April 1998. From December 1988 to July 1991, Mr. Bitzer was the Director of Operations for the ESCO unit of Emerson Electric. From 1974 to December 1988, Mr. Bitzer was in various operations and management positions with the General Electric Company. Mr. Bitzer has a B.S. degree in Mechanical Engineering from West Virginia University.

Azhar Waseem
------------
     Mr. Waseem, 47, joined Sawtek in March 1995 as Director of Wafer Fabrication and was promoted to Vice President-Manufacturing in April 1998 and to Vice President-Operations, effective October 1, 1999. From 1989 to 1994, Mr. Waseem was in various operation and engineering positions of Siliconix, Inc., a microelectronics manufacturer, based in Santa Clara, California and from 1986 to 1989 he was in various engineering positions with the General Electric Company. Mr. Waseem has a B.S. and M.S. degree in Electrical Engineering and an M.B.A. all from the University of Minnesota.

     There are no family relationships between any of the Company's executive officers or directors.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------
     The Company believes, based solely on Forms 4 and amendments thereto furnished to the Company during the most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, that except as set forth below, no director, officer, 10% or more beneficial owner of Company's equity securities failed to file on a timely basis those Forms 3, 4 and 5 required to be filed by Section 16(a) of the Securities Exchange Act of 1934 as amended during the most recent fiscal year or prior fiscal years: Mr. Balut filed a Form 4 late following the grant of a stock option in July 2000. Dr. Neal Tolar filed a late Form 5 in January 2000 to reflect a gift of 10,000 shares made on July 22, 1999 that was not previously reported. The gift was made by MOPNJ Investment Limited Partnership, of which Dr. Tolar has indirect control.

Information on Board of Directors and Committees
------------------------------------------------

Meetings and Attendance
-----------------------
     During the year, there were 11 meetings of the Board of Directors and eight meetings of the standing committees of the Board. All directors attended in person or by teleconference, more than 75% of the meetings of the Board and the committees on which they serve.

Committees of the Board
-----------------------
     The Board has established two committees to assist in the discharge of its responsibilities, the principal functions of each committee are described below. The Board of Directors makes all nominations to the Board, thus the Company does not have a separate Nominating Committee.

     The Audit Committee is appointed by the Board to assist the Board in ensuring that the Company's financial, auditing and reporting practices, procedures and controls are within acceptable limits of sound practice and in accordance with applicable laws and regulations. The Committee meets periodically with the independent auditors, together with representatives of management, as appropriate, for the purpose of reviewing the scope and results of the annual audit of the financial statements and the recommendations of the auditors. The Committee also reviews the nature and extent of non-audit professional services performed by the auditors. The Committee held three meetings in the last fiscal year in addition to the quarterly review of external financial reports prior to filing with the Securities and Exchange Commission. The members of the Audit Committee are Messrs. Young (Chairman), White and Strandberg, none of whom are employees of the Company. Each of the members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

     The Compensation Committee is appointed by the Board to assist the Board in reviewing the annual compensation and bonuses for the executive officers. The Committee held five meetings in the last fiscal year. The members of the Compensation Committee are Messrs. Strandberg (Chairman), White and Young, none of who are employees of the Company.

Directors' Compensation
-----------------------
     Each of the five non-employee directors received an annual retainer fee of $8,000 in fiscal 2000 and are eligible to participate in the Company's group medical plan at the same cost as employees of Sawtek. Effective for fiscal 2001, the five non-employee directors will receive an annual retainer of $10,000, plus $2,500 for each committee they are a member of and $2,500 for each committee or full board that they chair. In addition, Board members will receive an additional $1,000 per meeting attended, other than the normal quarterly meetings, if such meeting is an out-of-town meeting for that Board member.

     Messrs. Miller and Tolar stepped down as employees of Sawtek on September 30, 1999, but served as consultants to the Company during fiscal 2000 at a monthly retainer of $4,000 per month in addition to the retainer they receive as Directors. The consulting agreements were renewed for fiscal 2001.

     Messrs. Strandberg, White and Young each were granted options to purchase 40,000 shares of the Company's Common Stock in fiscal 1996. No options were granted to the outside directors since fiscal 1996. The options are non-statutory options and are priced at the fair market value on the date of grant. One-third of the option shares become exercisable on the anniversary of the date of grant and one-third on each of the two succeeding anniversary dates. The option term is five years. Effective October 1, 2000, non-employee directors will receive an option to purchase 5,000 shares of stock of the Company in accordance with the above terms upon their annual election to the Board of Directors by the shareholders. Non-employee directors will also be granted an option to purchase 20,000 shares of stock of the Company in accordance with the above terms upon their initial appointment to the Board of Directors.

Report on Executive Compensation
--------------------------------

General
-------
     For the fiscal year ended September 30, 2000, the Compensation Committee approved the base compensation and bonuses paid and stock options granted to several levels of management including the CEO and the other executive officers.

Compensation Philosophy
-----------------------
     The goal of the Company is to align business objectives and overall Company performance and executive compensation. The Company needs to attract, retain and reward executive officers and other key individuals who contribute to the long-term success of the Company and to further motivate them to build shareholder value. The Board of Directors has adopted a total compensation package comprised of base salary, bonus and stock option awards as follows:

     Base Salary: Each executive officer's base salary is reviewed on an annual basis. Among those factors taken into consideration are: (1) individual and corporate performance, (2) level of responsibility, (3) prior experience,
     (4) breadth of knowledge of the industry, and (5) competitive pay practices as reported by the American Electronics Association for comparable size companies.

     Bonus: Bonuses are paid only if the Company and individual executive officers achieve the performance objectives for the year. Generally, bonuses are based on the level of net income for the Company and other factors as determined by the Compensation Committee.

     Stock Option Grants: The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Chief Executive Officer Compensation
------------------------------------
     Mr. Monetti's base salary and bonus were determined in accordance with the criteria described in the "Base Salary" and "Bonus" sections of this report. Mr. Monetti's base salary of $210,000 and cash bonus of $125,000 reflect the Board and the Compensation Committee's assessment of: (i) the favorable operating results of the Company for the past fiscal year, (ii) his leadership, and (iii) his broad involvement in the overall operation and growth of the Company. Effective November 14, 2000, Mr. Monetti resigned as Chief Executive Officer and Dr. Kimon Anemogiannis was appointed President and Chief Executive Officer of Sawtek Inc. The Board set Dr. Anemogiannis' base compensation for fiscal 2001 at $225,000.

                         Robert C. Strandberg-Chairman
                                Willis C. Young
                                 Bruce S. White

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------
     The Compensation Committee consisted of Messrs. Strandberg, White and Young during fiscal 2000. There were no interlocks or insider participation among the Board members in 2000.

Potential Limitation on Company Deductions
------------------------------------------
     Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     There are a number of exceptions to this rule, such as compensation paid under a shareholder approved "performance-based compensation" plan and certain stock options granted prior to the Company being publicly traded or option grants under a shareholder approved option plan.

     The Board of Directors believes that, at the present time, it is unlikely that eligible compensation under Section 162(m) paid to any executive officer in a taxable year will exceed one million dollars. However, amendments to the Sawtek Inc. Second Stock Option Plan and the Sawtek Inc. Stock Option Plan for Acquired Companies, proposed to be adopted at this annual meeting, are structured to comply with Section 162(m) to the extent practicable. Therefore, the Board of Directors has not established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance-based compensation."

Audit Committee Report and Charter
----------------------------------
     The Board of Directors adopted a formal charter for the Audit Committee on April 18, 2000, a copy of which is included in this proxy statement on Exhibit
I. The Audit Committee report for fiscal 2000 is as follows:

     The Committee has reviewed and discussed the audited financial statements with management.

     The Committee has discussed with the independent auditors those matters required to be communicated to audit committees in accordance with generally accepted auditing standards, including those items required under Statement of Auditing Standard 61.

     The Committee has received from the auditors a letter disclosing matters that, in the auditors' judgment, may reasonably be thought to bear on the auditors' independence from the Company and had discussed with the auditors such independence.

     Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on November 13, 2000.

                              Willis Young-Chairman
                              Robert C. Strandberg
                                 Bruce S. White

Selection of Auditors
---------------------
     Representatives of Ernst & Young LLP, independent auditors, who audited the financial statements of the Company for the year ended September 30, 2000, are expected to be present at the shareholders' meeting to make a statement if they so desire and to be available to respond to appropriate questions of shareholders. The Audit Committee has not reviewed fees and other arrangements for auditing services, and, accordingly, the Board of Directors has not considered the selection of public accountants for the year ending September 30, 2001.

Shareholder Proposals for the 2002 Annual Meeting
-------------------------------------------------
     Shareholder proposals intended to be presented at the 2002 annual meeting of shareholders and to be included in the Company's Proxy Statement and form of proxy for that meeting must be received by the Company no later than August
17, 2001.

     If the proponent of a shareholder proposal fails to notify the Company at least 45 days prior to the month and day of mailing the prior year's Proxy Statement, the proxies of the Company's management would be permitted to use their discretionary authority at the Company's next annual meeting of shareholders if the proposal were raised at the meeting without any discussion of the matter in the Proxy Statement. For purposes of the Company's 2001 annual meeting of shareholders, this deadline is October 24, 2000.

Shareholder Item #2
Proposed Amendments to the Sawtek Inc. Second Stock Option Plan

     A proposal will be presented at the meeting to approve the amendments to the Sawtek Inc. Second Stock Option Plan (the "Plan") which amendments were adopted by the Board of Directors on November 3, 2000, subject to approval by the shareholders of the Company.

     The Plan was originally adopted by the shareholders of the Company in 1995 and amended in January 1998 by vote of its shareholders. It is intended to advance the interests of the Company by generating increased incentives for its key employees and directors to contribute to the Company's growth and profitability, thereby enhancing shareholder value. The Plan provides for the granting of stock options to officers, key employees, directors, and consultants. The Plan is administered by the Board of Directors, but this has been delegated to the Compensation Committee, comprised of independent directors. The total number of shares of stock which may be issued by the Company under the Plan is four million (4,000,000); however, 2,860,424 shares have been granted leaving 1,139,576 shares for future grants. The Plan currently does not limit the number of grants issued to any one person in a year, nor does it establish a separate independent committee to administer the Plan. The Company believes that including a cap on the maximum number of shares granted to any one individual in a given year at 1,000,000 shares plus establishing the Compensation Committee as the commmittee responsible to act as the administrator will enable the Plan to be structured to comply with Internal Revenue Service Code Section 162(m).

     Lastly, the Board recommends increasing the number of shares available for option grants by 1,000,000 shares to provide for additional equity incentives for employees, directors and consultants. The following are the proposed changes.

Current Language
----------------

Administration of the Plan
--------------------------
(a) Board of Directors. This Plan shall be administered by the Board of Directors who may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board of Directors. Subject to the Company's by-laws, all decisions made by the Board of Directors in selecting Optionees, establishing the number of shares and terms applicable to each option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, shareholders, Optionees, and purchasers of shares pursuant to this Plan. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or an option granted hereunder.

(b) Stock Option Plan Committee: The Board of Directors may from time to time appoint a Stock Option Plan Committee, consisting of not less than two (2) directors (the "Committee"). The Board of Directors may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, pertaining to, among other things, Section 16(b). The Board of Directors may from time to time, at its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board of Directors only. Where the context requires, the Board of Directors shall mean the Committee, if appointed, for matters dealing with administration of the Plan.

(c) Compliance with Internal Revenue Code. The Board of Directors (or Committee if appointed) shall at all times administer this Plan and make interpretations hereunder in such a manner that Options granted hereunder designated as Incentive Stock Options will meet the requirements of
      Section 422 of the Code.

Proposed Language
-----------------

Administration of the Plan
--------------------------
(a) The Plan shall be administered by the Board of Directors of the Corporation (the "Board" or the "Board of Directors") or, upon its delegation, by the Compensation Committee of the Board of Directors (the "Committee"). Unless the Board determines otherwise, the Committee shall be comprised solely of "non-employee directors," as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Section 162(m) of the Code and related regulations, the Plan shall be administered by a committee comprised of "outside directors" (as such term is defined in Section 162(m) or related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes herein, the term "Administrator" shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.

(b) Any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of the Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; (ii) to prescribe the form or forms of the agreements evidencing any awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan and agreements evidencing awards granted under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other award granted to any recipient. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

(c) Notwithstanding Section 2(b), the Administrator may delegate to the Chief Executive Officer of the Corporation the authority to grant awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 2(b) herein with respect to such awards, to any individual who, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act, (ii) is not deemed to be a covered employee (as defined in Section 18(b) herein), and (iii) is otherwise eligible under Section 5. To the extent that the Administrator has delegated authority to grant awards pursuant to this
      Section 2(c) to the Chief Executive Officer, references to the Administrator shall include references to such person, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable law.

Current Language:
-----------------

Stock Subject to Option.
------------------------
(a) Total Number of Shares. The total number of shares of stock which may be issued by the Company to all Optionees under this Plan is two million (2,000,000)* shares, provided, however, no Option shall be issued hereunder for the purchase of shares in excess of one million (1,000,000)* shares until February 1, 1998. The total number of shares of stock which may be so issued may be increased only by a resolution adopted by the Board of Directors and approved by the shareholders of the Company.

     *Adjusted to 4,000,000 and 2,000,000, respectively, to reflect the August
      1999 two-for-one stock split.

Proposed Language:
------------------

Shares of Stock Subject to the Plan; Award Limitations
------------------------------------------------------
     Subject to adjustments as provided in this Section 12, the number of shares of Common Stock that may be issued pursuant to awards shall be five million (5,000,000) shares. Such shares shall be authorized but unissued shares or shares purchased on the open market or by private purchase. No participant may be granted awards in any 12-month period for more than 1,000,000 shares of stock.

Summary of the Second Stock Option Plan
---------------------------------------
     General Description. In 1995, the Company's Board of Directors and shareholders adopted the Second Stock Option Plan and reserved 1,000,000 shares for issuance upon exercises of options granted under the plan. In 1998 the Company's Board of Directors and shareholders approved amendments to the Second Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Second Stock Option Plan by 1,000,000 shares, for a total of 2,000,000 shares. On August 9, 1999, the Company's stock split two-for-one, thus the number of shares reserved for issuance upon exercises of options granted under the plan is 4,000,000 shares.

     The Plan permits the grant of stock options to key employees, officers, directors and consultants of the Company and its affiliates. As of September 30, 2000, options to purchase a total of 2,860,424 shares had been granted to approximately 114 optionees of which options for 1,616,015 shares remained outstanding at a weighted average exercise price of $16.33 per share and 1,139,576 shares remained available for future grant under the Second Stock Option Plan. As of that same date, the number of key employees, officers, directors and consultants eligible to receive grants under the Second Stock Option Plan was approximately 150 persons.

     Approval of Code Section 162(m) Limitations. The Company's Board of Directors, subject to stockholder approval, adopted an amendment to the Second Stock Option Plan to limit the maximum number of options which may be awarded to an employee in any fiscal year to 1,000,000 shares. The purpose of the amendment is to ensure that options up to this limit granted under the Second Stock Option Plan after shareholder approval will qualify as "performance-based compensation" under Code Section 162(m).

     Under Code Section 162(m), no deduction is allowed in any taxable year for compensation in excess of $1 million paid to the Company's Chief Executive Officer and any of the Company's four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock option plan approved by the Company's stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible employees under such plan during a specified period. Compensation paid pursuant to options granted under such a plan is deemed to be inherently performance-based, since such awards provide value to employees only if the stock price appreciates.

     If stockholders do not approve the Code Section 162(m) amendment, any compensation expense of the Company associated with the options granted under the Second Stock Option Plan in excess of the shares currently available for issuance (together with all other non-performance based compensation) in excess of $1 million for any of the Company's five highest paid officers will not be deductible for tax purposes.

     Administration. The Company's Board of Directors, subject to stockholder approval, adopted an amendment to the Second Stock Option Plan so that the Board of Directors may designate that the Second Stock Option Plan be administered by the Compensation Committee. Under the amendment, the Compensation Committee is authorized to construe and interpret the provisions of the Second Stock Option Plan, to select employees, officers, directors and consultants to whom options will be granted, to determine the terms and conditions of options and, with the consent of the grantee, to amend the terms of any outstanding options. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. With respect to awards of stock options subject to Internal Revenue Code Section 162(m), the Compensation Committee will be comprised solely of two or more "outside directors" as defined under Internal Revenue Code Section 162(m) and applicable tax regulations.

     Amendment and Termination. The Company's Board of Directors may, without stockholder approval, amend, suspend or terminate the Second Stock Option Plan at any time, provided that (a) such amendment does not adversely affect the options that have already been granted, (b) such amendment does not result in a "modification" of an option within the meaning of Section 424(h) of the Code and
(c) any amendment increasing the number of shares under the plan or changes the definition of Eligible Employee shall be subject to shareholder approval as set forth in the plan. Unless sooner terminated by the Board of Directors, the provisions of the Second Stock Option Plan terminate in 2005, on the tenth anniversary of the adoption of the Second Stock Option Plan by the Company's Board of Directors. All options granted under the Second Stock Option Plan prior to its termination remain in effect until they are satisfied or terminated. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to options granted to residents therein, the Company will obtain stockholder approval of any amendment to the Second Stock Option Plan in such a manner and to such a degree as required

     Other Terms. The Company's Board of Directors or Compensation Committee, as the case may be, determines the terms and provisions of each option granted under the Second Stock Option Plan, including the exercise price, vesting schedule, repurchase provisions, rights of first refusal and form of payment. The exercise price of both incentive stock options and nonqualified stock options cannot be less than 100% (110%, in the case of incentive options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company) of the fair market value of the Company's Common Stock on the date the option is granted. The aggregate fair market value of the Common Stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

     The term of options under the Second Stock Option Plan will be determined by the Board of Directors or Compensation Committee, as the case may be; however, the term of an incentive stock option may not be for more than ten years (or five years in the case of stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company).

     The form of payment for the shares of Common Stock when options are exercised will be determined by the Board of Directors or Compensation Committee and may include shares of Common Stock or the cancellation of a vested portion of the stock option.

     During their lifetime, those who hold stock options granted under the Second Stock Option Plan cannot transfer these options. The options may be distributed by a will or the laws of descent upon the death of the option holder. No one is allowed to exercise stock options except the person to whom the options were first issued while that person is alive or a legal representative, if one has been appointed.

     The shares of stock which may be acquired upon the exercise of an option are freely transferrable provided that (i) a registration statement covering the securities is effective under the Securities Act of 1933, as amended, and appropriate state securities laws or (ii) an opinion of counsel, satisfactory to the Company, that such transfer may legally be made without registration of such shares under federal or state securities laws has been received by the Company.

     The number and price of outstanding options, and the number of shares authorized for issuance under the Second Stock Option Plan shall be adjusted in the event of a stock dividend, stock split, recapitalization or other corporate action having a similar effect on the Company's capitalization if the Board of Directors deems appropriate.

     If a third party acquires the Company through the purchase of all or substantially all of the Company's assets, a merger or other business combination all unexercised options will terminate unless assumed or substitutes thereof are issued by the surviving or acquiring corporation.

     Tax Consequences. The following description of the U.S. Federal income tax consequences of grants under the Second Stock Option Plan is based on present Federal tax laws, including existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change, possibly on a retroactive basis. This section does not purport to be a complete description of the tax consequences of the Second Stock Option Plan. Moreover, this discussion covers only the tax consequences of options granted to individuals who are citizens or residents of the United States for tax purposes.

     The grant of a non-qualified stock option will not subject the optionee to any federal income tax upon the grant of the option and the Company will not be entitled to a tax deduction by reason of such grant. Generally, upon exercise of a non-qualified stock option, the excess of the fair market value of the shares on the exercise date over the exercise price will be considered compensation taxable as ordinary income to the optionee and deductible by the Company, subject to possible limitations imposed by Section 162(m) of the Code.

     In the event of a sale or other disposition of shares received upon exercise of a non-qualified stock option, any appreciation or depreciation after the date on which taxable compensation is recognized by the optionee in respect of the option exercise will generally qualify as a capital gain or loss, assuming the shares are held as capital assets, and the Company will not be allowed to take a deduction. The capital gain or loss will be long-term or short-term depending upon whether or not the shares were held for more than one year after the date on which taxable compensation was recognized by the optionee in respect of the option exercise.

     Generally, an optionee will not recognize taxable income at the time of grant or exercise of an incentive stock option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. A sale or other disposition by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the incentive stock option will generally result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee, assuming the shares are held as capital assets, with no deduction being allowed to the Company. The exercise of an incentive stock option generally will give rise to an item of adjustment that may result in alternative minimum tax liability for the optionee.

     Upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within one year after the transfer of the shares to the optionee or within two years after the date of grant of the incentive stock option (including the delivery of such shares in payment of the exercise price of another incentive stock option within such one-year period), any excess of
(i) the lesser of (a) the fair market value of the shares at the time of exercise of the option and (b) the amount realized on such disqualifying sale or other disposition of the shares over (ii) the exercise price of such shares, will constitute ordinary income to the optionee and the Company will generally be entitled to a deduction in the amount of such income, subject to possible limitations imposed by Section 162(m) of the Code. The difference, if any, between the amount realized on a disqualifying sale and the fair market value of the shares at the time of the exercise of the option will generally constitute short-term or long-term capital gain or loss, as the case may be, assuming the shares are held as capital assets, and will not be deductible by the Company. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a non-incentive stock option.

     Additional considerations will apply if shares are used to pay the exercise price of options, or if shares received on exercise of options are subject to a risk of forfeiture.

     THE FOREGOING IS ONLY A SUMMARY OF THE CURRENT EFFECT OF FEDERAL INCOME TAXATION UPON THE HOLDER AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE SECOND STOCK OPTION PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A GRANTEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE GRANTEE MAY BE SUBJECT.

     Plan Benefits. As of the date of this Proxy Statement, the following options have been granted to or are held by the Company's Chief Executive Officer, executive officers as a group, directors as a group and the Company's non-executive employees as a group:

Name and Position                   Dollar Value (1)          Number of Shares
-----------------                   ----------------          ----------------

Gary A. Monetti                     $  2,108,747                   120,000
Chief Executive Officer (up to
November 14, 2000)

Kimon Anemongainnis                 $  3,676,352                   283,334
President & Chief Executive
Officer (effective November 14,
2000)

Raymond A. Link                     $  5,529,715                   210,000
Senior Vice President-Finance
& Chief Financial Officer

Azhar Waseem                        $  2,947,651                   226,000
Vice President-Operations

John K. Bitzer                      $    519,710                    19,500
Vice President-Operations Support

All executive officers, as a group  $ 16,209,345                   914,234
All directors, as a group           $  1,809,450                    53,332
All non-executive employees,        $  1,782,010                   648,449
 as a group

     (1) Based on the difference between the exercise price of the options and $38.52, the price of the Company's Common Stock on September 30, 2000.

     The options that are reserved but unissued under the Second Stock Option Plan that may be granted to the Company's executive officers, directors and key employees are not determinable at this time.

     The Board of Directors recommends a vote in favor of this proposal. The affirmative vote of a majority of the shares of Common Stock having voting power present in person or representative by proxy, a quorum being present, is necessary to approve the amendment to the Plan.

Shareholder Item #3
Proposed Amendment to the Sawtek Inc. Stock Option Plan for Acquired Companies

     A proposal will be presented at the meeting to approve the amendments to the Sawtek Inc. Stock Option Plan for Acquired Companies (the "Option Plan") which were adopted by the Board of Directors on November 3, 2000, subject to approval by the shareholders of the Company.

     The Option Plan was originally adopted by the shareholders of the Company in 1998 and was intended to advance the interests of the Company by generating increased incentives for its key employees and officers of acquired companies and to contribute to the Company's growth and profitability, thereby enhancing shareholder value. The Option Plan provides for the granting of stock options to officers and key employees of acquired companies. The Option Plan is administered by the Board of Directors. The total number of shares of stock which may be issued by the Company under the Option Plan is two million (2,000,000); to date, 215,750 options have been granted. The Option Plan expires in January 2003.

     The Option Plan currently does not limit the number of grants issued to any one person in a year, nor does it establish a separate, independent committee to administer the Option Plan. The Company believes that including a cap on the maximum number of shares granted to any one individual in a given year at 500,000 shares plus establishing the Compensation Committee as the entity responsible to act as the administrator will enable the Option Plan to be structured to comply with Internal Revenue Service Code Section 162(m).

     The proposed change in language for this plan is identical to the changes proposed for the Sawtek Inc. Second Stock Option Plan, except that no additional shares are to be authorized and the maximum grant any one individual in a given year is 500,000 shares.

     Lastly, the Board recommends to change the expiration date of the Option Plan from January 2003 to January 2008 and to allow for grants of options to consultants as well as to employees and officers.

Summary of the Stock Option Plan for Acquired Companies
-------------------------------------------------------
     General Description. In November 1997, the Company's Board of Directors adopted and in January 1998 the Company's shareholders adopted the Stock Option Plan for Acquired Companies and reserved 1,000,000 shares for issuance upon exercises of options granted under the plan. On August 9, 1999, the Company's stock split two for one, thus the number of shares reserved for issuance upon exercises of options granted under the plan is 2,000,000 shares.

     The Plan permits the grant of stock options to key employees, officers, directors and consultants of acquired companies or businesses. As of September 30, 2000, options to purchase a total of 215,750 shares had been granted to ten optionees of which options for 99,875 shares remained outstanding at a weighted average exercise price of $16.77 per share and 1,784,250 shares remained available for future grant under the Stock Option Plan for Acquired Companies. As of that same date, the number of key employees, officers, directors and consultants eligible to receive grants under the Stock Option Plan for Acquired Companies was approximately 25 persons.

     Approval of Code Section 162(m) Limitations. The Company's Board of Directors, subject to stockholder approval, adopted an amendment to the Stock Option Plan for Acquired Companies to limit the maximum number of options which may be awarded to an employee in any fiscal year to 500,000 shares. The purpose of the amendment is to ensure that options up to this limit granted under the Stock Option Plan for Acquired Companies after shareholder approval will qualify as "performance-based compensation" under Code Section 162(m).

     Under Code Section 162(m), no deduction is allowed in any taxable year for compensation in excess of $1 million paid to the Company's Chief Executive Officer and any of the Company's four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock option plan approved by the Company's stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible employees under such plan during a specified period. Compensation paid pursuant to options granted under such a plan is deemed to be inherently performance-based, since such awards provide value to employees only if the stock price appreciates.

     If stockholders do not approve the Code Section 162(m) amendment, any compensation expense of the Company associated with the options granted under the Stock Option Plan for Acquired Companies in excess of the shares currently available for issuance (together with all other non-performance based compensation) in excess of $1 million for any of the Company's five highest paid officers will not be deductible for tax purposes.

     Administration. The Company's Board of Directors, subject to stockholder approval, adopted an amendment to the Stock Option Plan for Acquired Companies so that the Board of Directors may designate that the Stock Option Plan for Acquired Companies be administered by the Compensation Committee. Under the amendment, the Compensation Committee is authorized to construe and interpret the provisions of the Stock Option Plan for Acquired Companies, to select employees, officers, directors and consultants to whom options will be granted, to determine the terms and conditions of options and, with the consent of the grantee, to amend the terms of any outstanding options. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. With respect to awards of stock options subject to Internal Revenue Code Section 162(m), the Compensation Committee will be comprised solely of two or more "outside directors" as defined under Internal Revenue Code Section 162(m) and applicable tax regulations.

     Amendment and Termination. This Stock Option Plan for Acquired Companies may only be amended by the Board of Directors and by obtaining shareholder approval. The Company's Board of Directors, subject to stockholder approval, adopted an amendment to the Stock Option Plan for Acquired Companies to extend the date of termination of such plan to 2008, on the tenth anniversary of the adoption of the Stock Option Plan for Acquired Companies, unless sooner terminated by the Board of Directors. All options granted under the Stock Option Plan for Acquired Companies prior to its termination remain in effect until they are satisfied or terminated.

     Other Terms. The Company's Board of Directors or Compensation Committee, as the case may be, determines the terms and provisions of each option granted under the Stock Option Plan for Acquired Companies, including the exercise price, vesting schedule, repurchase provisions, rights of first refusal and form of payment. The exercise price of both incentive stock options and nonqualified stock options cannot be less than 100% (110%, in the case of incentive options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company) of the fair market value of the Company's Common Stock on the date the option is granted. The aggregate fair market value of the Common Stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

     The term of options under the Stock Option Plan for Acquired Companies will be determined by the Board of Directors or Compensation Committee, as the case may be; however, the term of an incentive stock option may not be for more than ten years (or five years in the case of stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company).

     The form of payment for the shares of Common Stock when options are exercised will be determined by the Board of Directors or Compensation Committee, and may include shares of Common Stock or the cancellation of a vested portion of the stock option.

     During their lifetime, those who hold stock options granted under the Stock Option Plan for Acquired Companies cannot transfer these options. The options may be distributed by a will or the laws of descent upon the death of the option holder. No one is allowed to exercise stock options except the person to whom the options were first issued while that person is alive or by a legal representative, if one has been appointed.

     The shares of stock which may be acquired upon the exercise of an option are freely transferrable provided that (i) a registration statement covering the securities is effective under the Securities Act of 1933, as amended, and appropriate state securities laws or (ii) an opinion of counsel, satisfactory to the Company, that such transfer may legally be made without registration of such shares under federal or state securities laws has been received by the Company.

     The number and price of outstanding options, and the number of shares authorized for issuance under the Stock Option Plan for Acquired Companies shall be adjusted in the event of a stock dividend, stock split, recapitalization or other corporate action having a similar effect on the Company's capitalization if the Board of Directors deems appropriate.

     If a third party acquires the Company through the purchase of all or substantially all of the Company's assets, a merger or other business combination, all unexercised options will terminate unless assumed or substitutes therefor are issued by the surviving or acquiring corporation.

     Tax Consequences. The following description of the U.S. federal income tax consequences of grants under the Stock Option Plan for Acquired Companies is based on present federal tax laws, including existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change, possibly on a retroactive basis. This section does not purport to be a complete description of the tax consequences of the Stock Option Plan for Acquired Companies. Moreover, this discussion covers only the tax consequences of options granted to individuals who are citizens or residents of the United States for tax purposes.

     The grant of a non-qualified stock option will not subject the optionee to any federal income tax upon the grant of the option and the Company will not be entitled to a tax deduction by reason of such grant. Generally, upon exercise of a non-qualified stock option, the excess of the fair market value of the shares on the exercise date over the exercise price will be considered compensation taxable as ordinary income to the optionee and deductible by the Company, subject to possible limitations imposed by Section 162(m) of the Code.

     In the event of a sale or other disposition of shares received upon exercise of a non-qualified stock option, any appreciation or depreciation after the date on which taxable compensation is recognized by the optionee in respect of the option exercise will generally qualify as a capital gain or loss, assuming the shares are held as capital assets, and the Company will not be allowed to take a deduction. The capital gain or loss will be long-term or short-term depending upon whether or not the shares were held for more than one year after the date on which taxable compensation was recognized by the optionee in respect of the option exercise.

     Generally, an optionee will not recognize taxable income at the time of grant or exercise of an incentive stock option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. A sale or other disposition by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the incentive stock option will generally result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee, assuming the shares are held as capital assets, with no deduction being allowed to the Company. The exercise of an incentive stock option generally will give rise to an item of adjustment that may result in alternative minimum tax liability for the optionee.

     Upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within one year after the transfer of the shares to the optionee or within two years after the date of grant of the incentive stock option (including the delivery of such shares in payment of the exercise price of another incentive stock option within such one-year period), any excess of
(i) the lesser of (a) the fair market value of the shares at the time of exercise of the option and (b) the amount realized on such disqualifying sale or other disposition of the shares over (ii) the exercise price of such shares, will constitute ordinary income to the optionee and the Company will generally be entitled to a deduction in the amount of such income, subject to possible limitations imposed by Section 162(m) of the Code. The difference, if any, between the amount realized on a disqualifying sale and the fair market value of the shares at the time of the exercise of the option will generally constitute short-term or long-term capital gain or loss, as the case may be, assuming the shares are held as capital assets, and will not be deductible by the Company. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a non-incentive stock option.

     Additional considerations will apply if shares are used to pay the exercise price of options, or if shares received on exercise of options are subject to a risk of forfeiture.

     THE FOREGOING IS ONLY A SUMMARY OF THE CURRENT EFFECT OF FEDERAL INCOME TAXATION UPON THE HOLDER AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE STOCK OPTION PLAN FOR ACQUIRED COMPANIES. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A GRANTEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE GRANTEE MAY BE SUBJECT.

     Plan Benefits. As of September 30, 2000, the following options granted under the Stock Option Plan for Acquired Companies are held by the Company's non-executive employees as a group, representing all of the options issued under such plan:

Name and Position                           Dollar Value (1)  Number of Shares
-----------------                           ----------------  ----------------

All non-executive employees, as a group         $2,172,269         99,876

     (1) Based on the difference between the exercise price of the options and $38.52, the price of the Company's Common Stock on September 30, 2000.

     The options that are reserved but unissued under the Stock Option Plan for Acquired Companies that may be granted to the executive officers, directors and key employees of acquired companies or businesses are not determinable at this time.

     The Board of Directors recommends a vote in favor of this proposal. The affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy, a quorum being present, is necessary to approve the amendments to the Option Plan.

Performance Graph
-----------------
     The graph below compares the performance of the Company's Common Stock with the performance of the Nasdaq composite index and the Chase H&Q Communication Sector Component of its Growth and Technology Index. The comparison of total return on investment for the period assumes that $100 was invested on May 1, 1996 (the date the Company went public) in the Company and each of the indices.

             Comparison of Total Return Among Nasdaq Composite Index
                  and the Chase H&Q Communication Sector of its
                   Growth and Technology Index and Sawtek Inc.

                                                              End of Period Values

                                      May 1,    Sept. 30,   Sept. 30,   Sept. 30,   Sept. 30,   Sept. 30,
                                       1996       1996         1997        1998        1999        2000
                                      ------    ---------   ---------   ---------   ---------   ---------
Sawtek                                  100        200         356         109         538         593

Nasdaq Composite with dividends         100        103         142         145         235         313
 re-invested

Chase H&Q Communications                100        101         113           98        229         437
 Sector Index



                                    Exhibit I

                       Sawtek Inc. Audit Committee Charter

Organization
------------
This Charter governs the operations of the Audit Committee. The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Committee), and at least one member shall have accounting or related financial management expertise.

Statement of Policy
-------------------
The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes
------------------------------
The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

     The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

     The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Audit Committee shall submit the report as required by SEC regulations.

Summary Compensation Table
--------------------------
     The table below illustrates annual and long-term compensation for services to the Company for the years ending September 30, 2000, 1999 and 1998 for those executives who, as of September 30, 2000 were (I) the Chief Executive Officer and (ii) the other four most highly compensation executives of the Company.


                   Name and Position                        Year       Salary          Bonus
                   -----------------                        ----       ------          -----
Gary A. Monetti                                             2000      $210,000       $125,000
 Chief Executive Officer(1)                                 1999      $194,000       $ 90,000
                                                            1998      $184,000       $ 83,000

Kimon Anemogiannis                                          2000      $185,000       $125,000
 President & Chief Operating Officer(1)                     1999      $122,013       $ 70,000
                                                            1998      $ 98,002       $ 36,869

Raymond A. Link                                             2000      $170,000       $115,000
 Senior Vice President-Finance & Chief Financial Officer    1999      $163,000       $ 80,000
                                                            1998      $154,000       $ 76,000

Azhar Waseem                                                2000      $130,000       $ 80,000
 Vice President-Operations                                  1999      $108,514       $ 48,831
                                                            1998      $ 98,621       $ 36,925

John K. Bitzer                                              2000      $112,340       $ 65,000
 Vice President-Operations Support                          1999      $107,459       $ 48,382
                                                            1998      $ 98,301       $ 36,637

     (1) Effective November 14, 2000, Gary A. Monetti stepped down as CEO and Kimon Anemogiannis was promoted to President and CEO.

Option Grants in FY00:
----------------------
     There were no options granted to named executive officers in the fiscal year ended September 30, 2000.

Aggregate Option Exercises in Fiscal Year 2000 and Fiscal Year-End Option
Values:


                                                                 Number of securities
                                                                Underlying unexercised      Value of in-the-money Options
                                                              Options at Sept. 30, 2000          at Sept. 30, 2000 (2)
                                                              -------------------------          ---------------------

                             # of Shares
                             Acquired on        Value
                              Exercise       Realized (1)    Exercisable    Unexercisable    Exercisable     Unexercisable
                             -----------     ------------    -----------    -------------    -----------     -------------
Gary A. Monetti                20,000         $ 783,750        189,460          62,500        $6,290,173       $ 892,852

Kimon Angmogiannis             50,000         $2,180,138       120,834         192,500        $2,700,963      $2,120,820

Raymond A. Link                30,000         $1,495,529       150,000          60,000        $4,697,220       $ 832,495

Azhar Waseem                   23,334         $1,038,035        79,000         147,000        $1,304,992      $1,642,659

John K. Bitzer                 18,500         $ 469,370           0             19,500            $0           $ 519,710


     (1) Based on the product of (i) the fair market value of the Common Stock at the date of exercise minus the exercise price and (ii) the number of shares acquired upon exercise.

     (2) Based on the product of (i) the fair market value of the Common Stock at September 30, 2000 ($38.52 per share) minus the exercise price and (ii) the number of shares acquired upon exercise.


Security Ownership of Certain Beneficial Owners and Management

         Directors, executive officers and five percent (5%) shareholders:


                                                                                   Shares Beneficially Owned
                                                                                   -------------------------
                                                                                    Number            Percent
                                                                                    ------            -------
Sawtek Inc. Employee Stock Ownership and 401(k) Plan (1) ("The ESOP")             9,002,806            21.15%
c/o HSBC Bank USA
140 Broadway
New York, NY  10005-1180

Putnam Investment Management                                                      3,164,000             7.43%
One Post Office Square
Boston, MA  02109

Executive officers and directors:

Steven P. Miller (2)                                                                 994,692            2.34%

Neal J. Tolar (3)                                                                    979,637            2.30%

Gary A. Monetti (4)                                                                  368,950             *

Raymond A. Link (5)                                                                  214,013             *

Kimon Anemogiannis (6)                                                               144,423             *

Azhar Waseem (7)                                                                      85,655             *

John K. Bitzer (8)                                                                    26,436             *

Robert C. Strandberg                                                                  23,600             *

Bruce S. White (9)                                                                    40,000             *

Willis C. Young (10)                                                                  14,000             *

All directors and executive officers as a group (11 persons)                      2,917,617             6.85%


     * Less than 1% of the outstanding Common Stock.


                                       30


     (1) HSBC Bank USA (formerly known as Marine Midland Bank) is the Trustee of the ESOP. The ESOP, through its Trustee, exercises sole dispositive and voting control over these shares, all of which are held by the ESOP as record owner. Includes 6,689,874 shares allocated to participants' accounts and 2,312,932 shares not yet allocated to participants' accounts. Each ESOP participant, with respect to certain matters, controls the voting of shares allocated to his or her account by instructing the Trustee how such shares shall be voted. The Trustee controls the voting of all unallocated shares

     (2) Includes 329,022 shares held by Sawmill Investment Limited Partnership of which Mr. Miller is the general partner and 665,211 shares held by Via Capri Investment Limited Partnership of which Mr. Miller has indirect voting control and 459 held by another related entity. Excludes 160,154 shares owned by the ESOP but allocated to his account.

     (3) Includes 172,028 shares held by MOP Investment Limited Partnership and 807,609 held by MOPNJ Investment Limited Partnership of which Dr. Tolar has indirect voting control.

     (4) Includes options to purchase 189,460 shares of Common Stock exercisable within 60 days of October 27, 2000. Excludes 105,065 shares owned by the ESOP but allocated to his account.

     (5) Includes options to purchase 150,000 shares of Common Stock exercisable within 60 days of October 27, 2000. Excludes 40,261 shares owned by the ESOP but allocated to his account.

     (6) Includes options to purchase 120,834 shares of Common Stock exercisable within 60 days of October 27, 2000. Excludes 34,704 shares owned by the ESOP but allocated to his account.

     (7) Includes options to purchase 79,000 shares of Common Stock exercisable within 60 days of October 27, 2000. Excludes 39,886 shares owned by the ESOP but allocated to his account.

     (8) Excludes 70,359 shares owned by the ESOP but allocated to his account.

     (9) Includes options to purchase 40,000 shares of Common Stock exercisable within 60 days of October 27, 2000.

     (10) Includes options to purchase 14,000 shares of Common Stock exercisable within 60 days of October 27, 2000.


                                   SAWTEK INC.
                             1818 South Highway 441
                              Apopka, Florida 32703
                                 (407) 886-8860

PROXY

     STEVEN P. MILLER, RAYMOND A. LINK AND WILLIAM A. GRIMM, or any of them, are hereby authorized, with full power of substitution, to represent and to vote the stock of the undersigned at the annual meeting of shareholders of the Company to be held on January 30, 2001, or at any adjournment, upon such business as may properly come before the meeting, including the following items as set forth in the Proxy Statement.

1.   Election of Directors, Nominees:
     Steven P. Miller, Neal J. Tolar, Robert C. Strandberg, Bruce S. White
     and Willis C. Young
                               For the above slate of nominees         Withheld
     Election of Directors:
                                  --------------------------           --------

     If withheld, please list the nominee(s) that you are not in favor of:

     ---------------------------------------------------------------------

2.    Amendment to the Sawtek Inc. Second Stock Option Plan:

                               For the Amendment                       Withheld

                               -----------------                       --------

3.    Amendment to the Sawtek Inc. Stock Option Plan for Acquired Companies:


                               For the Amendment                       Withheld

                               -----------------                       --------

     You are encouraged to specify your choices by marking the appropriate box. This proxy, when properly executed, is voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of Directors, for the amendment to the Sawtek Inc. Second Stock Option Plan and for the amendment to the Sawtek Inc. Stock Option Plan for Acquired Companies. The proxies cannot vote your shares unless you sign and return the card. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

I plan to attend the meeting: _________


Signature:        _________________________________  Date:    _________________

Signature:        _________________________________  Date:    _________________

     Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. All joint owners must sign.

Change of address:                     Shares held in your name:  ____________
________________________________
________________________________
________________________________